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                                                                      Exhibit 99

                         Independent Auditors' Report



To the Shareholders and
  Board of Directors
CNB Bancshares, Inc.
Evansville, Indiana


We have audited the consolidated balance sheet of CNB Bancshares, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements described above present fairly, in all material respects, the consolidated financial statements of CNB Bancshares, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years then ended in conformity with generally accepted accounting principles.


/s/ GEO. S. OLIVE & CO. LLC
GEO. S. OLIVE & CO. LLC
Evansville, Indiana
January 26, 1996